Exhibit 16

November 29, 2004

Mr. Thomas Emery
Yager/Kuester Public Fund Limited Partnership
P.O. Box 1329
1300 Altura Road
Fort Mill, South Carolina 29716-1329

Dear Mr. Emery:

This is to confirm that the client-auditor relationship between Yager/Kuester Public Fund Limited Partnership (Commission File
Number 0-18444) and McGladrey & Pullen, LLP, independent registered public accounting firm, has ceased.

Sincerely,

McGLADREY & PULLEN, LLP

cc:	Office of the Chief Accountant
PCAOB Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549